                                                               EXHIBIT 99.2

                            FIRST AMENDMENT TO LEASE



    THIS FIRST AMENDMENT TO LEASE is made and entered into as of this ____ day of March, 1994, between [__________________________], a national banking association, not in its individual capacity, but solely as Owner Trustee under Trust Agreement with RETRAM, Inc. dated as of December 15, 1993, having its principal office at [_______________________________________________________]
("Landlord"), and KMART CORPORATION, a Michigan corporation having its principal office at 3100 W. Big Beaver Road, Troy, Michigan 48084 ("Tenant").



                                   RECITALS:



    A. Landlord and Tenant have entered into a Lease of certain premises and buildings and improvements thereon located in the City of ________________, County of ________________, State of ______________, dated as of December 15,
1993 ("Lease");



    B. As of the date hereof, Landlord has refinanced its Landlord's Debt as defined in the Lease; and



    C. Landlord and Tenant desire to amend the Lease to delete the rental adjustment provision related to the interim financing and to substitute Exhibit C-1-Landlord's Debt, Exhibit C - Rents and Exhibit D - Termination Values, each of which has been adjusted to reflect the refinancing.



    NOW, THEREFORE, in consideration of the rents, covenants and conditions set forth in the Lease, Landlord and Tenant do hereby agree as follows:



    1. Subsection (f) of Article 3 - Basic and Additional Rent is hereby deleted in its entirety.



    2. Exhibit C - Rents and Rent Payment Dates is deleted in its entirety and is replaced by Exhibit C attached hereto.



    3. Exhibit C-1 - Landlord's Debt is deleted in its entirety and is replaced by Exhibit C-1 attached hereto.



    4. Exhibit C-2 was inadvertently omitted from the Lease and is therefore attached hereto.



    5. Exhibit D - Termination Values is deleted in its entirety and is replaced by Exhibit D attached hereto.



    6. Except as amended by the terms and conditions hereof, the Lease shall remain unmodified and in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease as of the day and year first above written.



WITNESSES:                          "LANDLORD"



____________________________        [Owner Trustee], a national banking
association, not in its individual capacity, but solely as Owner Trustee aforesaid



____________________________        By:_________________________________________

                                    Its:________________________________________



                                    "TENANT"



                                    KMART CORPORATION, a Michigan corporation



                                    By:______________________________________
                                          M.L. Skiles
                                          Its: Senior Vice President




Agreed and consented to by:

"NOTE TRUSTEE"

BANK OF NEW YORK,
not in its individual capacity
but as Note Trustee

By: __________________________
    Name:
    Title:

"BOND TRUSTEE"

BANK OF NEW YORK,
not in its individual capacity
but as Bond Trustee

By: __________________________
    Name:
    Title:



                                ACKNOWLEDGEMENTS



STATE OF ________ )
                  ) SS.
COUNTY OF _______ )



    The foregoing instrument was acknowledged before me this ____ day of March, 1994, by _______________________, the ______________________ of
______________________, a national banking association, not in its individual capacity, but solely as Owner Trustee under Trust Agreement aforesaid of even date herewith, on behalf of said association.



                                         ______________________________________
                                         Notary Public
                                         State of Michigan
                                         My Commission Expires:

STATE OF MICHIGAN )
                  ) SS.
COUNTY OF _______ )



    The foregoing instrument was acknowledged before me this ____ day of March, 1994, by M.L. Skiles, the Senior Vice President of KMART CORPORATION, a Michigan corporation, on behalf of the Corporation.



                                        ______________________________________
                                        Notary Public
                                        State of Michigan
                                        My Commission Expires:

                                   EXHIBIT C



                          Rent And Rent Payment Dates



                            [Intentionally Omitted]

                                  EXHIBIT C-1



                                Landlord's Debt



                            [Intentionally Omitted]

                                  EXHIBIT C-2



                         Rental Adjustment Certificate



                             _______________, ____



Bank of New York
101 Barclay, 21 W
New York, New York  10286



    Re: Lease between Kmart Corporation and [Shawmut Bank Connecticut, National Association] [Society National Bank] [Co-Trustee], dated as of December 15, 1993 with respect to [Kmart] [Builders Square] Store No. ____, ___________, ___________, Owner Trust No. 1993-__ (the
           "Lease")



Gentlemen:



    Capitalized terms used herein have the meanings given to such terms in the Lease. Pursuant to Section 3(d) of the Lease, Landlord and Tenant hereby certify to The Bank of New York, as Note Trustee, that a Rental Adjustment under Section 4(B) of the Purchase Agreement has occurred effective as of _____________, ____. Attached hereto is a copy of the [__________] Amendment to Lease entered into to reflect such Rental Adjustment, including revised Exhibits C, C-1 and D to the Lease reflecting the adjusted schedule of Basic Rent installments, schedule of Landlord's Debt and schedule of Termination Values.



                                              Very truly yours,



                                              "TENANT"



                                              KMART CORPORATION



                                              By:___________________________



                                              Its:__________________________

Bank of New York
__________________,______
Page 2



                                            "LANDLORD"
                                            [SHAWMUT BANK CONNECTICUT, NATIONAL
                                            ASSOCIATION][SOCIETY NATIONAL
                                            BANK], a national banking
                                            association, not in its individual
                                            capacity, but solely as Owner
                                            Trustee



                                            By:________________________________



                                               Its:____________________________

                                   EXHIBIT D



                               Termination Values



                            [Intentionally Omitted]